SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)                 JUNE 20, 2000
                                                                 -------------



                        ALLIANCE CAPITAL MANAGEMENT L.P.
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             (Exact name of registrant as specified in its charter)


           DELAWARE                     000-29961           13-4064930
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(State or other jurisdiction of        (Commission          (I.R.S. Employer
 incorporation or organization)         File Number)      Identification Number)


1345 AVENUE OF THE AMERICAS, NEW YORK, NEW YORK                        10105
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     (Address of principal executive offices)                       (Zip Code)



Registrant's telephone number, including area code                  212-969-1000
                                                                    ------------


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Item 1.  Changes in Control of Registrant
         --------------------------------

                  Not applicable.

Item 2.  Acquisition or Disposition of Assets
         ------------------------------------

                  Not applicable.

Item 3.  Bankruptcy or Receivership
         --------------------------

                  Not applicable.

Item 4.  Changes in Registrant's Certifying Accountant
         ---------------------------------------------

                  Not applicable.

Item 5.  Other Events
         ------------

                  On June 20, 2000 Alliance Capital Management L.P. ("Partnership") issued a press release that announced that it had entered into a definitive agreement with Sanford C. Bernstein, Inc. ("SCB") pursuant to which the Partnership has agreed, subject to certain terms and conditions, to acquire substantially all of the assets and assume substantially all of the liabilities of SCB and its subsidiaries. The Partnership has also agreed to issue on June 20, 2000 approximately 32.6 million units of limited partnership interest in the Partnership to AXA Financial, Inc. for $1.6 billion.

Item 6.  Resignations of Registrant's Directors
         --------------------------------------

                  Not applicable.

Item 7.  Financial Statements and Exhibits
         ---------------------------------

                  (a)      Financial Statements of Businesses Acquired

                           None.

                  (b)      Pro Forma Financial Information

                           None.

                  (c)      Exhibits

                           99.1       Press Release dated June 20, 2000.


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

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                         ALLIANCE CAPITAL MANAGEMENT L.P.

Dated: June 20, 2000                     By:  Alliance Capital Management
                                              Corporation, General Partner


                                         By:  /s/ Robert H. Joseph, Jr.
                                              -------------------------
                                              Robert H. Joseph, Jr.
                                              Senior Vice President and
                                              Chief Financial Officer


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